Exhibit 16.1

                    Letter from Carlin, Charron & Rosen, LLP




September 24, 2008



Office of the Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549



Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by 4net Software, Inc. in Item 4.01 of its Form 8-K dated September 24, 2008, captioned "Changes in Registrant's Certifying Accountant."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.



Sincerely,



/s/ Carlin, Charron & Rosen, LLP